Exhibit 4.1.9

IDLEAIRE TECHNOLOGIES CORPORATION
SERIES C CONVERTIBLE PREFERRED STOCK
SECURITIES PURCHASE AGREEMENT
Dated as of                                                              , 2004

THE SECURITIES PURCHASE AGREEMENT
          This SECURITIES PURCHASE AGREEMENT, dated as of                                                              , 2004 (this “Agreement”), by and among IdleAire Technologies Corporation, a Delaware corporation (the “Company”) and each of those persons and entities, severally, not jointly, who or which execute the signature page of this Agreement (which persons and entities are hereinafter referred to collectively as “Purchasers” and individually as a “Purchaser”).
W I T N E S S E T H:
          WHEREAS, the Company desires to issue and sell to certain Purchasers, and those Purchasers desire to purchase from the Company, several series its Preferred Shares (as such term is defined below) as set forth in this Agreement; and
          WHEREAS, certain terms used in this Agreement are defined in Section 10.1 hereof.
          NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:
     1. Sale and Purchase of Securities.
          1.1. Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement, the Company shall sell, assign, transfer, convey and deliver to each Purchaser, and each Purchaser shall purchase from the Company, for the Purchase Price (as defined in Section 2.1 hereof) up to a maximum of ten million (10,000,000) shares of Series C Convertible Preferred Stock of the Company (the “Preferred Shares”).
     2. Purchase Price.
          2.1. Amount of Purchase Price. The purchase price for each share of the Preferred Shares shall be $5.00. The per share purchase price shall be multiplied by the number of Preferred Shares to be issued to each Purchaser in the series purchased (hereinafter the “Purchase Price” shall refer to the total purchase price to be paid by all Purchasers or to the portion thereof to be paid by a Purchaser, as the context may require). The Purchase Price shall be payable as provided in Section 2.2 hereof.
          2.2. Payment of the Purchase Price. At the Closing (as defined in Section 3.1 hereof), each Purchaser shall pay the Purchase Price by wire transfer of clearing house funds or by such other method as may be reasonably acceptable to the Company and the Purchaser, to the account of the Company as shall have been designated in advance to the Purchaser by the Company.

     3. Closing.
          3.1. Closing Date. The closing of the sale and purchase of the Preferred Shares described in Section 1.1 (the “Closing”) shall take place at [___:00 ___.m. on ,___200___] at the offices of the Company in Knoxville, TN, or at such other time, date or place as the parties hereto may mutually agree. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.” At the Closing, the parties shall execute and deliver the documents referred to in Section 9 hereof.
     4. Representations and Warranties of the Company.
     The Company hereby represents and warrants to the Purchaser that:
          4.1. Organization and Good Standing; Capitalization.
          (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization.
          (b) The capital stock of the Company is as set forth in the Confidential Private Placement Memorandum dated October 2004, a copy of which has been provided to Purchaser (the “Offering Memorandum”).
          4.2. Authorization of Agreement; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the “Transaction Documents”), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement and each of the Transaction Documents have been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Purchaser), this Agreement and each of the Transaction Documents constitute the legal, valid and binding obligations of the Company enforceable against the Company and in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
          4.3. Consents of Third Parties. None of the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company is a party or by which the Company or any of its properties or assets is bound; (c) constitute a violation of any Law applicable to the Company; or (d) result in the creation of any Lien upon the properties or assets of the Company. Other than those which have been obtained or made, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.
          4.4. Authorization of Preferred Shares and Common Stock.
          (a) The issuance, sale, and delivery of the Preferred Shares have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Preferred Shares will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and, not subject to preemptive or any other similar rights of the stockholders of the Company or others.
          (b) The issuance, sale, and delivery of the Common Stock to be delivered upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares have been duly authorized by all requisite action of the Company, and, when issued, sold, and delivered in accordance with this Agreement, the Common Stock will be validly issued and outstanding, fully paid, and non-assessable, with no personal liability attaching to the ownership thereof, and, not subject to preemptive or any other similar rights of the stockholders of the Company or others.
          4.5. Financial Statements. The Company has provided to the Purchaser prior to the Closing Date (a) copies of the audited balance sheets of the Company as of December 31, 2003, the audited statements of income and retained earnings of the Company as of December 31, 2003, and statements of cash flows of the Company as of December 31, 2003 (the “Audited Financial Statements”) and (b) unaudited forecasts of the Company for 2004 and successive years, including the statement of income and retained earnings, and the statement of cash flows of the Company (the “Unaudited Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”). Each of the Financial Statements was prepared in good faith by the Company, is complete and correct in all material respects, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by the Company and presents fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.
          4.6. No Undisclosed Liabilities. Except as may be set forth on Schedule 4.6, the Company has no material liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) obligations incurred in the ordinary course of business; (b) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed); (c) liabilities (other than accounts payable) incurred since the Unaudited Financial Statements, in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, no greater than $50,000; and (d) accounts payable in excess of those shown on the Financial Statements, incurred in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, not greater than $100,000.
          4.7. Absence of Certain Developments.
          (a) Except as set forth on Schedule 4.7(a), the general nature of the business of the Company is described in the Confidential Private Placing Memorandum of the Company (the “Offering Memorandum”), which previously has been delivered to the Purchaser. The financial projections contained in the Offering Memorandum are based on and reflect facts that management of the Company believes still exist and assumptions that management of the Company believes are still reasonable, as of the date of this Agreement, but of which the Company cannot and does not assure or guarantee the attainment in any manner.
          (b) Except as set forth on Schedule 4.7(b) and since the date of the Unaudited Financial Statements:
               (i) there has not been any Material Adverse Change;
               (ii) there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;
               (iii) there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;
               (iv) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company having a replacement cost of more than $50,000 for any single loss or $250,000 for all such losses;
               (v) the Company has not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) materially and adversely affects the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company;
               (vi) the Company has not encountered any labor difficulties or labor union organizing activities;
               (vii) the Company has not made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted;

               (viii) the Company has not disclosed to any Person any material trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements; or
               (ix) to the Company’s knowledge, suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company, which has had or is likely to have a material adverse effect on the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company.
          4.8. Taxes. The Company has filed all Tax returns (including statements of estimated Taxes owed) required to be filed within the applicable periods (subject to extensions) for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. No deficiencies for any Tax are currently assessed against the Company, and no Tax returns of the Company have ever been audited, and, to the knowledge of the Company there is no such audit pending or contemplated. There is no Tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Company.
          4.9. Intangible Property. To the best of the knowledge of the Company, it owns or possesses or, if it does not own or possess, it believes it can acquire, adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, “Intellectual Property”) necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the knowledge of the Company threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and the Company do not know of any basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of the Company threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and the Company do not know of any basis for any such claim (whether or not pending or threatened).
          4.10. Litigation. Except as described in the Offering Memorandum, there are no Legal Proceedings pending or, to the knowledge of the Company threatened that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby. There are no Legal Proceedings pending or, to the knowledge of the Company threatened against or affecting the Company or any properties or assets of the Company, at law or in equity, and there is no reasonable basis for any other such Legal Proceeding. There is no outstanding or, to the knowledge of the Company threatened Order of any Governmental Body against, affecting or naming the Company or affecting any of its properties or assets.

          4.11. Compliance with Laws; Permits.
          (a) The Company is in compliance with all material Laws and material Orders promulgated by any Governmental Body applicable to the Company or to the conduct of the business or operations of the Company or the use of its properties (including any leased properties) and assets. The Company has not received any notices of violation or alleged violation of any such Law or Order by any Governmental Body.
          (b) The Company has all Permits necessary for the conduct of its business where the failure to have such Permits could result in a Material Adverse Change. Such Permits have been validly issued, and the Company has complied in all material respects with all conditions of such Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit. All such Permits are in full force and effect without further consent or approval of any Person. The Company has not received any notice from any source to the effect that there is lacking any such material Permit required in connection with the current operations of the Company.
          4.12. Environmental Matters. (a) The operations of the Company have been and, as of the Closing Date, will be in compliance with all Environmental Laws; (b) the Company has obtained, currently maintains and, as of each of the Closing Dates, will have all Environmental Permits necessary for its operations; all such Environmental Permits are and, as of each of the Closing Dates, will be, in effect; there are no Legal Proceedings pending or, to the knowledge of the Company threatened to revoke any such Environmental Permits; the Company is, and as of each of the Closing Dates will be in compliance with such Environmental Permits; and the Company has not received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any real property lease; (c) the Company is not subject to any pending Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit; (d) the Company has not received (nor, to the knowledge of the Company has there been issued) any written communication, whether from a Governmental Body, citizens’ group, Employee or any other Person, that alleges that the Company is not in compliance with any Environmental Law or Environmental Permit; (e) the Company has not caused or permitted any Hazardous Materials to remain or be disposed of, either on or under real property legally or beneficially owned or operated by the Company or on or under any real property not permitted to accept, store or dispose of such Hazardous Materials; (f) the Company does not have any liabilities with respect to Hazardous Materials, and no facts or circumstances exist which, in the aggregate, could give rise to liabilities with respect to Hazardous Materials; (g) none of the operations of the Company involves the generation, transportation, treatment, storage or disposal of hazardous waste or subject waste, as defined under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement); and (h) there is not now on or in any property of the Company (i) any underground storage tanks or surface tanks, dikes or impoundments, (ii) any asbestos-containing materials or (iii) any polychlorinated biphenyls.
          4.13. Investment Company Act. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an investment company within the meaning of the Investment Company Act of 1940, as amended.

          4.14. Transactions with Affiliates. The Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction with, any Affiliate, including without limitation, the purchase, sale or exchange of property or the rendering of any service, where the amount involved is material to the business of the Company.
          4.15. Disclosure; Survival. This Agreement, the Financial Statements, the schedules provided in connection with this Agreement and the Offering Memorandum do not contain any untrue statement of material fact and do not fail to state a material fact necessary in order to make the statements contained herein and therein not misleading. All representations, warranties, covenants and agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of the Purchaser, the knowledge of the Purchaser, or the acceptance by the Purchaser of any certificate or opinion.
          4.16. Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company have no reason to believe that the Company will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. Except as disclosed on Schedule 4.16, the Company is not in default with respect to any provision contained in any insurance policy, and the Company has not failed to give any notice or present any currently existing claims under any insurance policy in due and timely fashion.
          4.17. Condition of Properties. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company’s business and conform in all material respects with all applicable Laws.
          4.18. Securities Laws. The offer, issuance and sale of the Preferred Shares are and will be (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (iii) accomplished in conformity with all other federal and applicable state securities laws, rules and regulations.
          4.19. Registration Rights. Other than as disclosed in the Offering Memoradnum or granted under this Agreement, the Company has not agreed to register under the Securities Act any of its authorized or outstanding securities.
     5. Representations and Warranties of the Purchaser.

          Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:
          5.1. Capacity; Authorization. The Purchaser has all legal power and authority to enter into this Agreement and to carry out its obligations hereunder. Assuming due execution and delivery by the Company of this Agreement, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
          5.2. Investment Purposes. (a) The Purchaser is acquiring the Preferred Shares it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, (c) its principal place of business is as shown on the signature page to this Agreement, and (d) the Company has made available to it the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this investment.
          5.3. Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.
     6. Further Agreements of the Parties.
          6.1. Covenants. For so long as the Preferred Shares are convertible, the Company shall reserve that number of shares of Common Stock issuable upon conversion of the Preferred Shares, which shares shall not be subject to any preemptive or other similar rights (collectively, the “Reserved Shares”).
          6.2. Access to Information. The Purchaser shall be entitled, provided such Purchaser then holds not less than 10% of the outstanding shares of Preferred Shares, upon reasonable notice, to make such investigation of the properties, business and operations of the Company and such examination of the books, records and financial condition of the Company as they reasonably request and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances without material interference with the Company’s normal business operations, and the Company and its Representatives shall cooperate fully therein. In order that a qualified Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination of the affairs of the Company and investigation as may be reasonably requested, the Company shall cause its Representatives to cooperate fully with the Purchaser in connection with such review and examination; provided that the Company shall not incur any material expense related thereto.

          6.3. Confidentiality. Except as may be required by applicable law, neither the Company nor the Purchaser nor any of their respective Affiliates shall at any time divulge, disclose, disseminate, announce or release any information to any Person concerning this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby without first obtaining the prior written consent of the other parties hereto; provided, however, that the Purchaser shall be entitled to disclose information with respect to its investment in the Company on any reports such Purchaser furnishes to its investors or as otherwise required by Law. Additionally, the Purchaser acknowledges that as a shareholder, it will receive certain information regarding the business of the Company, which information may be confidential or proprietary to the Company, and neither Purchaser nor any of its Affiliates shall at any time divulge, disclose, disseminate, announce or release any information to any Person which is confidential or proprietary to the Company, except to its advisors or as otherwise required by Law.
          6.4. Other Actions. The Company and the Purchaser agree to execute and deliver such other documents and take such other actions as the other parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Transaction Documents. The Purchaser shall use reasonable efforts, at no cost to itself, to cooperate in the Company’s efforts to undertake a public offering of its stock.
          6.5. Financial Statements. The Company shall furnish to the Purchaser, as soon as reasonably practicable, any financial statements of the Company that have been provided to the common stockholders.
          6.6. Amendment. This Agreement shall not be amended, either directly or indirectly, in any manner that would alter or change the rights of the Purchaser without the consent of holders in excess of 50% of the outstanding shares of Preferred Shares, including common stock issued on the conversion of the Preferred Shares.
     7. Transfer Restrictions, Etc.
          7.1. Transfer Restrictions.
          (a) The Purchaser understands and agrees that the Preferred Shares have not been registered under the Securities Act, and that accordingly they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Purchaser acknowledges that it must bear the economic risk of the Preferred Shares for an indefinite period of time (subject, however, to the Company’s obligation to redeem the Preferred Shares at the election of the Purchaser in accordance with the terms thereof, and to the Company’s obligation to effect the registration of the Registrable Securities under the Securities Act in accordance with Section 8 of this Agreement) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available.
          (b) The Purchaser agrees with the Company that the certificates evidencing the Preferred Shares will bear the following legend:

     “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD AND TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”
          (c) The legend endorsed on the certificates pursuant to Section 7.1(b) hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of: (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).
     8. Registration Rights.
          8.1. Demand Registrations.
          (a) Requests for Registration. Subject at all times to the right of holders of the Prior Registrable Securities in the registration of such shares, the Purchaser may at any time after the earlier of three years from the last Closing Date or the six-month period following a Qualifying IPO, request registration (“Registration”) under the Securities Act of all or part of its Registrable Securities on Form S-2 or S-3 or any similar short-form of registration (“Short-Form Registration”) having an aggregate offering price to the public of not less than $100,000,000 net of underwriting costs and commissions, the Company will use its commercially reasonable efforts to cause such shares to be registered subject to customary market hold back provisions, provided the Purchaser together with another Purchaser or Purchasers requesting such Registration are then holding not less than a majority of holders of the outstanding shares of Preferred Shares, including common stock issued on the conversion of the Preferred Shares. Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the proposed underwriter. Within 10 days after receipt of any such request, the Company will give written notice of such requested registration to all other holders (if any) of Registrable Securities and, subject to Section 8.1(c) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. All registrations requested pursuant to this Section 8.1(a) are referred to herein as “Demand Registrations.”
          (b) Registrations. Subject to the requirements of Section 8.1(a) above, the Purchaser will be entitled to request unlimited Short-Form Registrations (if available to the Company and subject to customary limitations), provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $10,000,000, and the Purchaser shall bear all Registration Expenses, and may request only two Short-Form Registrations in any 12-month period.
          (c) Priority in Demand Registrations. The exercise of the rights of the Purchaser under this Section 8 are at all times subject to the rights of the holders of the Prior Registrable Securities regarding registration thereof. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. At the discretion of the Company, the Demand Registration shall be managed by an underwriter. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities, and other securities, if any, which can be sold under this Section 8 without adversely affecting the marketability of the offering (the “Offering Quantity”), then the Company will include in such registration securities in the following priority:
               (i) first, all Registrable Securities requested to be included by the holders thereof, and if the number of such holder’s securities requested to be included exceeds the Offering Quantity, then the Company shall include only each such requesting holder’s pro rata share of the available Offering Quantity based on the amount of Registrable Securities requested to be sold for the account of each such holder; and
               (ii) second, the securities proposed to be sold for the account of the Company; and
               (iii) third, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of securities to be sold pursuant to (i) and (ii) above, the Company will include in such registration any other securities to be included in the offering.
Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 8.6 hereof.
          (d) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration: (i) within 150 days after the effective date of a previous Demand Registration. Company shall be entitled to postpone the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 8.1(a) for a reasonable period of time (but not exceeding 180 days) if the Company determines, in its reasonable judgment, that such registration and offering, or such offers and sales, would materially and adversely interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require the Company to disclose material non-public information; provided, however, that the Company shall use all reasonable efforts to minimize the period of such postponement and may not utilize this right more than once in any twelve-month period; (ii) during the 180 day period commencing with the date of the Company’s Qualifying IPO, or (iii) within 180 days after the effective date of any pervious Demand Registration or (iv) if the Company delivers notice to holders of Registrable Securities within 30 days of any Registration request of its intent to file a Qualifying IPO of shares of common stock pursuant to an effective registration statement under the Securities Act of 1933 within 90 days. The Company shall promptly give the requesting Purchasers written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, the requesting Purchasers shall have the right to withdraw the request for registration by giving written notice to the Company within 60 days (or within the period of postponement if such period is less than 60 days) after receipt of the notice of postponement in the event of such withdrawal, such request shall not be deemed a request for registration pursuant to Section 8.1(a) hereof.
          (e) Other Registration Rights. Except as provided in this Agreement and such rights that are junior and subordinate to the rights of the Purchaser, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without the prior written consent of the Purchaser, together with another Purchaser or Purchasers then holding in excess of 50% of the outstanding shares of Preferred Shares, including common stock issued on the conversion of the Preferred Shares.
          (f) Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Purchaser by the Company under this Section 8.1 may be transferred or assigned by the Purchaser to: (i) any partner or retired partner of the Purchaser which is a partnership, (ii) any family member or trust for the benefit of the Purchaser, or (iii) any transferee who acquires at least 5,000,000 shares of Registrable Securities; provided however, the Company is given written notice thereof.
          (g) Upon written notice to the Purchaser, the Company shall have the right to suspend any request for Registration indefinitely until Purchaser or Purchasers then holding in excess of 50% of the outstanding shares of Preferred Shares requesting Registration, including common stock issued on the conversion of the Preferred Shares, choose a representative with respect to the coordination of any required Registration and notify the Company of the same in writing, and, subject at all times to the terms of this Agreement, the determination of such representative shall be binding on all Purchasers as to matters involving Registration, including but limited to matters involving Indemnification under Section 8.7.
          8.2. Piggyback Registrations.
          (a) Right to Piggyback. Subject at all times to the right of holders of the Prior Registrable Securities in the registration of such shares, the Purchaser shall be entitled to “piggy back” registration (“Piggyback Registration”) rights on all registrations of the Company (other than the registration of the Company’s Qualifying IPO and registrations on Form S-4 or Form S-8 or successor forms) or on any Demand Registrations of any other investor subject to the right, however, of the Company and its underwriters to reduce the number of shares proposed to be registered in view of market conditions. No stockholder of the Company shall be granted Piggyback Registration rights which would reduce the number of shares includable by the holders entitled to Piggyback Registration rights in such registration without the consent of the holders of in excess of 50% of the securities covered by the registration rights agreement.

          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.
          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such primary or secondary offering (the “Company Offering Quantity”), the Company will include in such registration securities in the following priority:
               (i) first, the Company will include the securities the Company proposes to sell; and
               (ii) second, the Company will include all Registerable Securities requested to be included by any holders thereof, and if the number of such holders’ securities requested to be included exceeds the Company Offering Quantity, then the Company shall include only each such requesting holder’s pro rata share of the Company Offering Quantity (remaining after sales by the Company), based on the amount of securities held by such holder.
          8.3. Holdback Agreements. If requested by the Company, no Purchaser will sell or otherwise dispose of its shares for a specified period (but not exceeding 180 days) following the effective date of the Company’s Qualifying IPO; provided that all officers and directors are similarly bound.
          8.4. Registration Procedures. Whenever the Purchaser has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:
          (a) prepare and within 60 days (or 45 days with respect to any Short-Form Registration) after the end of the period within which requests for registration may be given to the Company file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);
          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 180 days (subject to extension pursuant to Section 8.8 (b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;
          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a “Changing Event”) as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a “Correction Event”) a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;
          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, Employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;
          (l) use its best efforts to obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and
          (m) use its best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.
          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          8.5. Term of Registration Rights. The term of Registration Rights shall be the lesser of two years after a Qualifying IPO or date after which the Purchaser may dispose of all of its shares under Rule 144 within a 90 day period.
          8.6. Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with the registration rights provided for under this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.
          (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of Registrable Securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s Registrable Securities so included, and any Registration Expenses not so allocable will be borne by all sellers of Registrable Securities included in such registration in proportion to the aggregate selling price of the securities to be so registered (other than an opinion as to the authority of such holder to take any action in connection with such registration).
          8.7. Indemnification.
          (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Purchaser against any Losses, joint or several, to which the Purchaser may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Purchaser for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding; provided, however, that the Company shall not be liable in any such circumstance to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by the Purchaser expressly for use therein or by the Purchaser’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Purchaser with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Purchaser.
          (b) In connection with any registration statement in which the Purchaser is participating, the Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses, joint or several, to which the Company, its directors and officers and each other controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during any period beginning upon a Changing Event (as defined in Section 8.4(e)) and ending on a Correction Event (as defined in Section 8.4(e)), provided the Purchaser received proper written notice of such Changing Event pursuant to Section 9.4(e), (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or in any application, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by the Purchaser expressly for use therein, and the Purchaser will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding; provided, however, that the obligation to indemnify will be individual to the Purchaser and will be limited to the net amount of proceeds received by the Purchaser from the sale of Registrable Securities pursuant to such registration statement.
          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Such indemnifying party shall not, however, enter into any settlement with a party without obtaining an unconditional release of each indemnified party by such party with respect to any and all claims against each indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.
          8.8. Participation in Underwritten Registrations.
          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that the Purchaser will not be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 8.4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 8.4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 8.4(e).
          8.9. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will use commercially reasonable best efforts to take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

          8.10. Adjustment Affecting Registrable Securities. Except as otherwise provided herein, the Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Purchaser to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).
     9. Conditions to Closing.
          9.1. Conditions of Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Preferred Shares which it has agreed to purchase on the Closing Dates is subject to the fulfillment prior to or on the Closing Dates of the following conditions, any of which may be waived in whole or in part by the Purchaser:
          (a) Representations and Warranties. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on each Closing Date and shall then be true and correct.
          (b) Compliance with Agreement. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company, respectively, on or before each Closing Date.
          (c) Approvals. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any Governmental Body or any other Person required for the valid execution of this Agreement and the transactions contemplated hereby.
          (d) Diligence. The Purchaser shall have completed its due diligence investigation of the Company and be satisfied in its sole discretion with the results of its review of the Company.
          (e) Certificate of Designation. The Certificate of Designation, substantially in the form of Exhibit A hereto (the “Certificate of Designation”), shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware, the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Preferred Shares, the Certificate of Designation shall be in full force and effect as of the First Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Certificate of Designation certified by the Secretary of State of the State of Delaware shall have been delivered to counsel for the Purchaser.
          (f) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate of Designation, including without limitation the offer, sale, issuance and delivery of the Preferred Shares.

          (g) Supporting Documents. The Purchaser shall have received the following:
               (i) Copies of resolutions of the Board, certified by the Secretary of the Company, authorizing and approving the amendments reflected in the Certificate of Designation and the execution, delivery and performance of this Agreement and the Transaction Documents and the performance of the Certificate of Designation and all other documents and instruments to be delivered pursuant hereto and thereto;
               (ii) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the certificate of incorporation and by-laws of the Company delivered to the Purchaser at the time of the execution of this Agreement have been validly adopted and have not been amended or modified, except to the extent provided in the Certificate of Designation; and
               (iii) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Purchaser or its counsel may reasonably request.
          (h) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Purchaser and to its counsel.
          9.2. Conditions of Company’s Obligations. The Company’s obligation to issue and sell the Preferred Shares to the Purchaser on the Closing Dates is subject to the fulfillment prior to or on the Closing Dates of the following conditions, any of which may be waived in whole or in part by the Company:
          (a) Representations and Warranties. The representations and warranties of the Purchaser under this Agreement shall be deemed to have been made again on each Closing Date and shall then be true and correct in all material respects.
          (b) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate of Designation, including without limitation the offer, sale, issuance and delivery of the Preferred Shares.
          (c) Payment of Purchase Price. The Purchaser shall have delivered the Purchase Price specified in Section 2.1 hereof and in the manner specified in Section 2.2 hereof.

     10. Miscellaneous.
          10.1. Certain Definitions.
          “Affiliate” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
          “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
          “Common Stock” means the common stock, par value $.001 per share, of the Company.
          “Contract” means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.
          “Employee” means any current, former, or retired Employee, office consultant, independent contractor, agent, officer or director of the Company.
          “Environmental Law” means any Law concerning Releases into any part of the natural environment, or activities that might result in damage to the natural environment, or any Law that is concerned in whole or in part with the natural environment and with protecting or improving the quality of the natural environment and protecting public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (33 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (“OSHA”) (29 U.S.C. § 651 et seq.), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto, and any and all treaties, conventions and environmental public and employee health and safety statutes and regulations or analogous requirements of non-United States jurisdictions in which the Company conducts any business.
          “Environmental Permit” means any Permit, variance, registration, or permission required under any applicable Environmental Laws.
          “GAAP” means generally accepted accounting principles, as in effect in the United States.

          “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
          “Hazardous Materials” means any substance, material or waste which is regulated by any local, state or federal Governmental Body in the jurisdiction in which the Company conducts business, or the United States, including, without limitation, any material or substance which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste” or “restricted hazardous waste,” “subject waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, including but not limited to, petroleum products, asbestos, radon and polychlorinated biphenyls.
          “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.
          “Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.
          “Material Adverse Change” means any material adverse change in the business, assets, liabilities, prospects, properties, results of operations or condition (financial or otherwise) of the Company, in the aggregate.
          “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.
          “Permits” means any approvals, authorizations, consents, licenses, permits or certificates by or of any Governmental Body.
          “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.
          “Prior Registrable Securities” means (i) any shares of Series A Convertible Preferred Shares and Series B Convertible Preferred Shares of the Company, (ii) any shares of Common Stock issued or issuable upon conversion thereof, (iii) any other shares of Common Stock held by the holders of shares described above and (iv) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii) or (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          “Qualifying IPO” means a firm commitment underwritten initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, as then in effect (or any comparable statement under any similar federal statute then in force or effect), which raises gross proceeds to the Company of at least $50.0 million and that implies a market capitalization for the Company of at least $250 million.
          The term “register” means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.
          “Registrable Securities” means (i) any shares of Preferred Shares, (ii) any shares of Common Stock issued or issuable upon conversion of Preferred Shares, (iii) any other shares of Common Stock held by the Purchaser and (iv) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii) or (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering them or (y) sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act).
          “Release” means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company (or any subsidiary), including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property.
          “Representatives” of a Person means its officers, Employees, agents, legal advisors and accountants.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities and Exchange Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          10.2. Expenses. Each party shall pay its own other out-of-pocket expenses and all stamp and other Taxes which may be payable by it in respect of the execution and delivery of this Agreement, the Transaction Documents, or the issuance, delivery or acquisition of the Preferred Shares.
          10.3. Specific Performance. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
          10.4. Further Assurances. The Company and the Purchaser each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.
          10.5. Submission to Jurisdiction; Consent to Service of Process.
          (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Knox County, TN over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.9 hereof.
          10.6. Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
          10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the principles of conflict of laws thereunder which would specify the application of the law of another jurisdiction. Should any provision of this Agreement require judicial interpretation, Company and Purchasers hereby agree and stipulate that the Court interpreting or considering the same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of an rule or conclusion that a document should be a construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have either participated in the preparation of this Agreement or have had full opportunity to consult legal counsel of its choice before the execution of this Agreement.
          10.8. Table of Contents; Headings; Interpretive Matters. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof
          10.9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):
If to the Company, to:
IdleAire Technologies Corporation
410 N. Cedar Bluff Road
Suite 200
Knoxville, Tennessee 37923
Attention: James H. Price, VP and General Counsel
With a copy (which shall by itself not constitute notice) to:
Holland & Knight LLP
2099 Pennsylvania Avenue, NW
Suite 100
Washington, DC 20006
Attention: Michael M. Mannix
If to a Purchaser, to the address of such Purchaser in the records of the Company.

          All notices are effective upon receipt or upon refusal if properly delivered.
          10.10. Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.
          10.11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement except as provided below. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of Preferred Shares (or any securities pursuant to which such Preferred Shares may be converted or exercised into) are also for the benefit of and enforceable by, any subsequent holder of such Preferred Shares. Upon any assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.
          10.12. Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser in making its decision to invest in the Company. Each Purchaser agrees that no other Purchaser or respective controlling persons of such other Purchaser, including but not limited to officers, directors, partners, agents, or employees of such other Purchaser, shall be liable to any other Purchaser for any action heretofore or hereafter taken, or omitted to be taken, by any of them in connection with Preferred Shares or the Common Stock into which the Preferred Shares are convertible.
          10.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first written above.

IDLEAIRE TECHNOLOGIES CORPORATION as the Company

By:

Name:

Title:

(Each Purchaser’s signature is on a separate page following this page.)

SIGNATURE PAGE
To
SERIES C CONVERTIBLE PREFERRED STOCK
SECURITIES PURCHASE AGREEMENT

PURCHASER:

[NAME OF ENTITY]

By:

Name:

Title:

Address for purposes of Section 5.2: